April 19, 2013

For Immediate Release

Contacts:	Brad Captain	Ling Wang
Corporate Communications	Banking & Investor Relations
brad.captain@nrucfc.coop	ling.wang@nrucfc.coop
800-424-2954	800-424-2954

National Rural Utilities Cooperative Finance Corporation (CFC)

Announces Issuance of 4.75% Fixed-to-Floating Rate Subordinated Notes

DULLES, Va.—National Rural Utilities Cooperative Finance Corporation (NYSE: NRU, NRC) has priced an underwritten public offering of $400 million of 4.75% Fixed-to-Floating Rate Subordinated Notes due 2043 (Subordinated Deferrable Interest Notes). The offering is expected to close on or about April 25, 2013, subject to customary closing conditions.

J.P. Morgan, RBC Capital Markets and RBS are acting as joint book-running managers for the offering. J.P. Morgan and RBC Capital Markets are acting as joint structuring advisors for the offering. Mitsubishi UFJ Securities, KeyBanc Capital Markets, Mizuho Securities, PNC Capital Markets LLC, Scotiabank and US Bancorp are acting as senior co-managers for the offering.

CFC intends to use the net proceeds from the offering for general corporate purposes, which may include the redemption of some or all of its 6.1% Subordinated Notes due 2044, of which $88.2 million aggregate principal amount is outstanding; the redemption of some or all of its 5.95% Subordinated Notes due 2045, of which $98.2 million aggregate principal amount is outstanding; or the repayment of short-term debt.

A shelf registration statement, including a prospectus, with respect to the offering to which this release relates was previously filed by CFC with the U.S. Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained without charge by visiting the SEC website at www.sec.gov or from J.P. Morgan Securities LLC by calling collect at (212) 834-4533, RBC Capital Markets, LLC by calling toll-free at 1-866-375-6829 and RBS Securities Inc. by calling toll-free at 1-866-884-2071. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About CFC

The National Rural Utilities Cooperative Finance Corporation (CFC) is a nonprofit finance cooperative created and owned by America’s electric cooperative network. With approximately $21 billion in assets, CFC is committed to providing unparalleled industry expertise, flexibility and responsiveness to serve the needs of its member-owners.

Forward-Looking Statements

This press release contains forward-looking statements about CFC. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projection, including statements about loan volume, the adequacy of the loan loss allowance, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements and the costs and effects of legal or governmental proceedings involving CFC or its members. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.

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